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                                                                    Exhibit 6(a)



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 23, 2001, with respect to the financial statements of Separate Account VUL-2 of the American Franklin Life Insurance Company and our report dated February 2, 2001 (except Note 12, as to which the date is March 11, 2001) with respect to the financial statements of The American Franklin Life Insurance Company in the Post-Effective Amendment No. 10 to the Registration Statement on Form S-6 (No. 33-77470) under the Securities Act of 1933 of Securities of Unit Investment Trusts Registered on Form N-8N-2 and related prospectus of Separate Account VUL-2 of the American Franklin Life Insurance Company.

                                                /s/ Ernst & Young LLP
                                                ----------------------------
                                                Ernst & Young LLP

Chicago Illinois
April 17, 2001